Exhibit  21


                Subsidiaries of Racing Champions Ertl Corporation


     The subsidiaries of Racing Champions Ertl Corporation as of December 31, 2002 are as follows:



NAME                                    JURISDICTION OF ORGANIZATION
----                                    ----------------------------

Racing Champions, Inc. . . . . . . . .  Illinois

Racing Champions Limited . . . . . . .  Hong Kong

Racing Champions South, Inc. . . . . .  North Carolina

RC Ertl, Inc.. . . . . . . . . . . . .  Delaware

Green's Racing Souvenirs, Inc. . . . .  Virginia

DiecastExpress.com, Inc. . . . . . . .  Delaware

Racing Champions Worldwide Limited . .  United Kingdom

Racing Champions International Limited  United Kingdom

RCNA Holdings, Inc.. . . . . . . . . .  Delaware

RCE Holdings, LLC. . . . . . . . . . .  Delaware
--------------------------------------  ----------------------------


______________________

     All subsidiaries are wholly owned, directly or indirectly, by Racing Champions Ertl Corporation.